UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.        )

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Filed by a Party other than the Registrant [  ]

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[  ]           Preliminary Proxy Statement
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[  ]           Definitive Proxy Statement
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[ ]	Soliciting Material Pursuant to Sec. 240.14a-12

OPTIMUM FUNDS TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FAQ: September 2015 shareholder proxy vote

Optimum Funds

FOR INTERNAL DELAWARE AND LPL USE ONLY.
DO NOT DISTRIBUTE TO SHAREHOLDERS.

Q: What’s happening?

Delaware Investments is seeking shareholder approval on several proposals for Funds in the Optimum Fund Trust.  In early August 2015, a third-party vendor will begin mailing a proxy statement describing these proposals, and proxy cards (ballots for the vote) to shareholders.

Shareholders of the OPTIMUM FUNDS as of the record date will receive a proxy statement and a proxy card:

•	Optimum Fixed Income Fund

•	Optimum Large Cap Growth Fund

•	Optimum Large Cap Value Fund

•	Optimum International Fund

•	Optimum Small-Mid Cap Growth Fund

•	Optimum Small-Mid Cap Value Fund

Q: What are the proposals shareholders are being asked to vote on?

There are several proposals being put forth to Optimum shareholders. The chart below is a brief summary.

Proposal	Who votes on the Proposal?
1. To elect a Board of Trustees.	Shareholders of each Trust, with shareholders of all Funds of such Trust voting collectively.
2. To revise the fundamental investment restriction relating to lending.	Shareholders of each Fund, voting separately from shareholders of each other Fund.
3. To approve the implementation of a new “manager of managers” order.	Shareholders of each Fund, voting separately from shareholders of each other Fund.
4. To revise provisions of the Agreement and Declaration of Trust related to shareholder disclosure of certain information upon board demand.	Shareholders of each Trust, with shareholders of all Funds of such Trust voting collectively.

Below is a brief overview of each of these proposals.  The Proposals are described in greater detail in the proxy statement mailed to shareholders.

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Proposal 1: To elect a Board of Trustees

What is the role of the Board of Trustees?

The Trust is governed by a Board of Trustees, which has oversight responsibility for the management of the Trust’s business affairs. Trustees establish procedures and oversee and review the performance of the investment advisor, the sub-advisers, the distributor, and others who perform services for the Trust.

Who are the Trustee Nominees and how were they selected?

Seven of the eight Trustee Nominees standing for election are presently members of the Board of Trustees for the Trust. The Board of Trustees’ Nominating and Governance Committee considered the qualifications of prospective Board members and recommended that the Trustee Nominees be elected.

Proposal 2: To revise the fundamental investment restriction relating to lending.

What is proposal 2?

The Trust has a fundamental investment restriction related to making loans which is more limited in scope than what is required by federal securities laws. As a result, the restrictions prohibit certain lending activities that are otherwise permissible for the Funds, including interfund borrowing and lending. Proposal 2 provides for the revision of the restriction related to loans to expand the scope of lending activities in which the Funds could engage.

Why should shareholders approve this Proposal?

Changing the fundamental investment restriction related to loans would enable the Funds to accommodate industry and market developments in regards to lending and possibly provide the Funds with additional liquidity resources in the future.

Proposal 3: To approve the implementation of a new “manager of managers” order.

What is proposal 3?

Proposal 3 relates to a type of exemptive relief granted by the U.S. Securities and Exchange Commission (the “SEC”), known as a “manager of managers” order, that allows funds to hire subadvisors and to make certain material changes to sub-advisory agreements without shareholder approval. Under this structure, an investment advisor has the ultimate responsibility, subject to oversight by the board of trustees, for overseeing funds’ sub-advisors and recommending to the board of trustees their hiring, termination, or replacement.

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The Funds have been previously granted a manager of managers order that allows them to hire unaffiliated sub-advisors and to make material amendments to the related sub-advisory contracts.

It is proposed that the Funds seek new manager of managers relief that would give them authority to hire both affiliated and unaffiliated sub-advisors, and to make material amendments to the related subadvisory contracts.

Why should shareholders approve this Proposal?

Proxy solicitations can be a long and costly process for funds and without this exemptive relief, shareholder approval is required in order to hire a new sub-advisor that is affiliated with the Funds’ investment advisor or to change certain material terms of a related sub-advisory agreement. If the Funds were granted the new manager of managers order that included affiliated sub-advisors, it would permit the Funds’ investment advisor to recommend and hire a broader universe of sub-advisors in a cost-effective and timely manner, which the Board believes would benefit the Funds and their shareholders.

Proposal 4: To revise provisions of the Agreement and Declaration of Trust related to shareholder disclosure of certain information upon board demand.

What is proposal 4?

Proposal 4 provides for the amendment of the Trust’s Agreement and Declaration of Trust to add a provision requiring that shareholders provide certain information upon the request of the Board. The proposed amendment would require shareholders of record to disclose direct and indirect share ownership information to a Fund upon Board demand, in the event that the Fund needed such information to comply with tax requirements.

Why should shareholders approve this Proposal?

Having the ability to obtain shareholder ownership information will allow the Funds to more effectively and efficiently comply with current and future tax regulations.

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Q: Has the Board approved the Proposals?

Yes.  The Board of Trustees of each Trust has unanimously approved the Proposals, and recommends that you vote to approve those that apply to your Fund.

Q: What is the timeline for the proxy vote?

•	Proxy record date: July 17, 2015
•	Proxy mailing to shareholders begins early August 2015.
•	Shareholder solicitation via phone, if the shareholder has not yet voted: late Aug. 2015
•	Shareholder meeting: September 15, 2015 (adjustments as necessary).

Q: How is the proxy being facilitated?

We’re using one vendor to conduct the proxy: Broadridge.

Broadridge has been hired to:
•	Mail proxy cards and proxy statements to OMNIBUS-held accounts (non-direct shareholders). This includes most clients of LPL, major wire house firms & all broker-directed accounts.
•	Solicit shareholders who have not yet voted their share. IT IS IMPORTANT TO HAVE SHAREHOLDERS VOTE THEIR SHARES IN ORDER TO NOT RECEIVE SOLICITATION CALLS.

Q: How can shareholders vote?

You may vote by completing, signing, and returning the enclosed proxy card in the enclosed postage paid envelope. You may also vote by telephone by calling the toll-free number indicated on your proxy card or via the Internet at proxyvote.com. In addition, you may attend the Meeting and vote in person.

Q: What if it doesn’t pass before September 15, 2015?

If shareholder approval has not been obtained by September 15, 2015, the proxy vendor will continue soliciting votes, and additional shareholder meeting(s) will be held as needed.

Q: What if they do not pass at all?

If the proposals are not approved, Delaware will pursue an alternative recommendation and the Fund’s Board of Trustees will determine an appropriate course of action.

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Email to LPL Advisers

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[                              ], 2015

Dear Valued Advisor:

Starting early August, Optimum Fund Trust shareholders as of July 17, 2015 will receive a communication regarding an upcoming proxy vote in which they will be asked to participate. We are informing you to ask for your assistance in making your clients aware of this proxy.

The proxy statement includes multiple proposals and will be conducted across all six Optimum Funds mutual funds. The communication will include an overview of the items needing a shareholder vote and the materials to use when voting by mail, telephone, or via the Internet. These proxy materials are anticipated to begin mailing on or about August 12, 2015.

If a certain percentage of shareholders votes have not been received by late-August 2015, a third party, Broadridge will begin a telephone solicitation process and begin reaching out to shareholders who have not yet voted.

Further information regarding the proxy statement and instructions on how a shareholder may vote can be found on the Optimum Funds’ website:

www.delawareinvestments.com/optimum-funds/proxy-voting

If you have any questions pertaining to this announcement, please contact LPL Advisory Consulting at 877-318-6400.

Sincerely,

LPL Advisory Consulting